EXHIBIT 10.3

EXECUTIVE CHAIRMAN AGREEMENT

     This Executive Chairman Agreement (“Agreement”) is entered into as of the 8th day of February, 2011 (the “Effective Date”), by and between Hoyoung Huh, M.D., Ph.D. (“Executive”) and Geron Corporation (the “Company”).

     Whereas, the Company desires to employ Executive to provide personal services to the Company as Executive Chairman of the Board of Directors of the Company (the “Board”), and wishes to provide Executive with certain compensation and benefits in return for Executive’s services; and

     Whereas, Executive wishes to be employed by the Company and provide personal services to the Company in return for certain compensation and benefits;

     Now, Therefore, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

ARTICLE I
EMPLOYMENT BY THE COMPANY

     1.1 Position and Duties. Subject to the terms set forth herein, the Company agrees to employ Executive in the position of Executive Chairman, reporting to the Board and Executive hereby accepts such employment. Executive shall serve in an employee capacity and shall perform such duties as are assigned to Executive by the Board and such other duties as are customarily associated with the position of Executive Chairman. During the term of Executive’s employment with the Company, Executive will devote Executive’s best efforts and such amount of Executive’s business time and attention (except for vacation periods as set forth herein and reasonable periods of illness or other incapacities permitted by the Company’s general employment policies or as otherwise set forth in this Agreement) to the business of the Company as deemed necessary to provide such service. In addition, while employed hereunder, the Company shall nominate Executive for reelection as a member of the Board and use its best efforts to cause Executive to be so elected.

     1.2 Employment at Will. Both the Company and Executive shall have the right to terminate Executive’s employment with the Company at any time, with or without cause, and without prior notice. If Executive’s employment with the Company is terminated, Executive will not be entitled to receive any compensation or benefits except for accrued but unpaid base salary and such other amounts required by applicable law or as may otherwise be provided under the Company’s Change of Control Severance Plan.

     1.3 Employment Policies. The employment relationship between the parties shall also be governed by the general employment policies and practices of the Company, including those relating to protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company’s general employment policies or practices, this Agreement shall control.

ARTICLE II
COMPENSATION

     2.1 Base Salary. Executive shall receive for all services to be rendered hereunder an annual base salary of $250,000, payable on the regular payroll dates of the Company, subject to increase in the sole discretion of the Board.

     2.2 Bonus. Executive shall be eligible for a discretionary bonus of up to 60% of Executive’s base salary based upon Executive’s individual performance and the performance of the Company, with the final amount of such bonus to be determined in the sole discretion of the Compensation Committee of the Board or the Board.

     2.3 Standard Company Benefits. Executive shall be entitled to all rights and benefits for which Executive is eligible under the terms and conditions of the standard Company benefits and compensation practices that may be in effect from time to time and are provided by the Company to its Executive employees generally.

ARTICLE III
PROPRIETARY INFORMATION OBLIGATIONS

     3.1 Agreement. Executive agrees to abide by the Proprietary Information and Inventions Agreement attached hereto as Exhibit A.

     3.2 Remedies. Executive’s duties under the Proprietary Information and Inventions Agreement shall survive termination of Executive’s employment with the Company and the termination of this Agreement. Executive acknowledges that a remedy at law for any breach or threatened breach by Executive of the provisions of the Proprietary Information and Inventions Agreement would be inadequate, and Executive therefore agrees that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach.

ARTICLE IV
OUTSIDE ACTIVITIES

     4.1 No Conflicting Business Interests. During the term of Executive’s employment by the Company, except on behalf of the Company, Executive shall not directly or indirectly, whether as an officer, director, stockholder, partner, proprietor, associate, representative, consultant, or in any capacity whatsoever engage in, become financially interested in, be employed by or have any business connection with any other person, corporation, firm, partnership or other entity whatsoever which were known by Executive to compete directly with the Company, throughout the world, in any line of business engaged in (or planned to be engaged in) by the Company; provided, however, that anything above to the contrary notwithstanding, Executive may own, as a passive investor, securities of any competitor corporation, so long as Executive’s direct holdings in any one such corporation shall not in the aggregate constitute more than 1% of the voting stock of such corporation.

ARTICLE V
NONINTERFERENCE

     While employed by the Company, and for one (1) year immediately following the date on which Executive terminates employment or otherwise ceases providing services to the Company, Executive agrees not to interfere with the business of the Company by soliciting or attempting to solicit any employee of the Company to terminate such employee’s employment in order to become an employee, consultant or independent contractor to or for any competitor of the Company. Executive’s duties under this Article V shall survive termination of Executive’s employment with the Company and the termination of this Agreement.

ARTICLE VI
GENERAL PROVISIONS

     6.1 Notices. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by telex) or the third day after mailing by first class mail, to the Company at its primary office location and to Executive at Executive’s address as listed on the Company payroll.

     6.2 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

     6.3 Waiver. If either party should waive any breach of any provisions of this Agreement, they shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

     6.4 Complete Agreement. This Agreement and its Exhibit A constitute the entire agreement between Executive and the Company and are the complete, final, and exclusive embodiment of their agreement with regard to this subject matter (except for the Company’s equity incentive plans and Change of Control Severance Plan). This Agreement and its Exhibit A are entered into without reliance on any promise or representation other than those expressly contained herein or therein, and they cannot be modified or amended except in a writing signed by a duly-authorized officer of the Company.

     6.5 Counterparts. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.

     6.6 Headings. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

     6.7 Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign any of Executive’s duties hereunder and Executive may not assign any of Executive’s rights hereunder, without the written consent of the Company, which shall not be withheld unreasonably.

     6.8 Arbitration. In the event of any contractual, statutory or tort dispute or claim relating to or arising out of Executive’s employment relationship with the Company (including but not limited to any claims of wrongful termination or age, sex, race, or other discrimination, but not including workers’ compensation claims), Executive and the Company agree that all such disputes will be finally resolved by binding arbitration conducted by a single neutral arbitrator associated with the American Arbitration Association in Menlo Park, California. Executive and the Company hereby waive their respective rights to have any such disputes or claims tried to a judge or jury. However, the Company agrees that this arbitration provision will not apply to any claim, by either Executive or the Company, for injunctive relief. The administrative costs of any arbitration proceeding between Executive and the Company and the fees and costs of the arbitrator shall be borne by the Company.

     6.9 Attorneys’ Fees. If either party hereto brings any action to enforce rights hereunder, each party in any such action shall be responsible for its own attorneys’ fees and costs incurred in connection with such action.

     6.10 Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of California.

[Signature Page Follows]

     In Witness Whereof, the parties have executed this Agreement on the day and year first above written.

GERON CORPORATION

By:	/s/ Alexander E. Barkas
Alexander E. Barkas, Ph.D. Lead Independent Director

Date:	4/28/2011

Accepted and agreed this 28th day of April, 2011,

/s/ Hoyoung Huh
Hoyoung Huh, M.D., Ph.D.